UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2021

SACHEM CAPITAL CORP.

(Exact name of Registrant as specified in its charter)

New York	001-37997	81-3467779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

698 Main Street, Branford, Connecticut	06405
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (203) 433-4736

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Shares, par value $.001 per share	SACH	NYSE American LLC
7.125% Notes due 2024	SCCB	NYSE American LLC
6.875% Notes due 2024	SACC	NYSE American LLC
7.75% Notes due 2025	SCCC	NYSE American LLC
7.75% Series A Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per share	SACHPRA	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07.	Submission of Matters to Vote of Security Holders.

On October 13, 2021, Sachem Capital Corp. (the “Company”) held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”). As reported by the Company on a Current Report on Form 8-K filed on October 14, 2021, the Annual Meeting was adjourned with respect to Proposal 2, the approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized capital shares of the Company.

On November 24, 2021, the Company reconvened the Annual Meeting virtually with respect to Prosposal 2. Only shareholders of record as of the close of business on August 30, 2021 were entitled to vote (the “Record Date”). As of the Record Date, 28,315,930 common shares of the Company (“Common Shares”) were outstanding and entitled to vote at the Annual Meeting. On the Annual Meeting adjournment date, 21,244,679 Common Shares were represented, in person or by proxy, constituting a quorum. The proposal is described in further detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on September 10, 2021, as amended and supplemented. The proposal did not receive a sufficient number of votes for passage. Set forth below are the specific shareholder votes on Proposal 2:

	VOTES
For	AGAINST	aBSTAIN	BROKER NON-VOTES
11,530,145	1,491,486	394,062	7,828,986

* * * * *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sachem Capital Corp.

Dated: November 29, 2021	By:	/s/John L. Villano
John L. Villano, CPA
Chief Executive Officer and
Chief Financial Officer

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